Exhibit 10.5

DIVIDEND EQUIVALENTS AGREEMENT

FOR ORDINARY QUARTERLY CASH DIVIDENDS

PURSUANT TO

PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT

THIS DIVIDEND EQUIVALENTS AGREEMENT FOR ORDINARY QUARTERLY CASH DIVIDENDS PURSUANT TO PERFORMANCE-BASED RESTRICTED STOCK UNITS AGREEMENT (this “Agreement”) is made effective as of January 2, 2009 (the “Ordinary Dividend Equivalents Grant Date”), between Maguire Properties, Inc., a Maryland corporation (the “Company”), Maguire Properties, L.P., a Maryland limited partnership (the “Partnership”), and Nelson C. Rising (the “Executive” or “Restricted Stock Unit Holder”).

WHEREAS, the Company and the Partnership entered into an Employment Agreement with the Executive on May 17, 2008 (the “Employment Agreement”) embodying the terms of his employment, and this Agreement is entered into pursuant to the terms of the Employment Agreement;

WHEREAS, the Company has established the Second Amended and Restated 2003 Incentive Award Plan of Maguire Properties, Inc., Maguire Properties Services, Inc. and Maguire Properties, L.P. (the “Plan”);

WHEREAS, the Company wishes to carry out the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement);

WHEREAS, Section 8.5 of the Plan provides for the issuance of shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), pursuant to Deferred Stock awards (“Restricted Stock Units”);

WHEREAS, Section 8.3 of the Plan provides for the issuance of Dividend Equivalents awards which may be converted to additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee appointed to administer the Plan;

WHEREAS, the Company and the Partnership have entered into a Performance-Based Restricted Stock Units Agreement with the Executive on May 17, 2008 (the “Performance-Based RSU Agreement”), pursuant to which the Company and the Partnership granted to the Executive 250,000 Restricted Stock Units as provided for therein as an inducement to the Executive to enter into the service of the Company and the Partnership pursuant to the terms of the Employment Agreement;

WHEREAS, the Executive is employed by the Company and the Partnership on the date hereof, and the Company and the Partnership now desire to grant to the Executive Dividends Equivalents awards on each Restricted Stock Unit previously granted to him pursuant to the Performance-Based RSU Agreement for all ordinary quarterly cash dividends that are paid to all or substantially all holders of the outstanding shares of Common Stock between the Ordinary Dividend Equivalents Grant Date and the date on which the underlying Restricted Stock Unit is distributed or paid to the Executive or forfeited or expires pursuant to the Performance-Based RSU Agreement, and has advised the Company and the Partnership thereof and instructed the undersigned officers to issue said Dividend Equivalents awards; and

WHEREAS, all capitalized terms used herein without definition shall have the meanings ascribed to such terms in this Agreement or the Performance-Based RSU Agreement (including terms which are defined therein by reference to the Employment Agreement) or, if not defined therein, in the Plan;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

AWARDS OF ORDINARY DIVIDEND EQUIVALENTS

Section 1.1 – Awards of Ordinary Dividend Equivalents

(a) The Company hereby grants to the Executive a Dividend Equivalents award with respect to each Restricted Stock Unit granted to him pursuant to the Performance-Based RSU Agreement and outstanding on or after the Ordinary Dividend Equivalents Grant Date for all ordinary quarterly cash dividends which are paid to all or substantially all holders of the outstanding shares of Common Stock between the Ordinary Dividend Equivalents Grant Date and the date on which the underlying Restricted Stock Unit is distributed or paid to the Executive or forfeited or expires. The Dividend Equivalents award for each Restricted Stock Unit shall be equal to the amount of cash which is paid as an ordinary quarterly cash dividend on one share of Common Stock. All such Dividend Equivalents shall be credited to the Executive and be deemed to be reinvested in additional Restricted Stock Units as of the date of payment of any ordinary quarterly cash dividend based on the Fair Market Value of a share of Common Stock on such date. Each Dividend Equivalent and each additional Restricted Stock Unit which results from such deemed reinvestment of Dividend Equivalents granted hereunder shall be subject to the same vesting, forfeiture, distribution or payment, adjustment and other provisions under the Performance-Based RSU Agreement which apply to the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates.

(b) Each additional Restricted Stock Unit which results from deemed reinvestments of Dividend Equivalents pursuant to Section 1.1(a) hereof shall vest, expire or be forfeited whenever the underlying Restricted Stock Unit to which such additional Restricted Stock Unit relates vests, expires or is forfeited.

(c) Neither the Dividend Equivalents awards granted under this Agreement nor any interest or right therein or part thereof shall be liable for the debts, contracts, or engagements of the Executive or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law or by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 1.1(c) shall not prevent transfers by will or by the applicable laws of descent and distribution or pursuant to a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

Notwithstanding anything to the contrary anywhere else in this Agreement, the Dividend Equivalents awards granted under this Agreement are subject to the terms, definitions and provisions of this Agreement, the Performance-Based RSU Agreement and the Plan, which is incorporated herein by reference; provided, however, that in the event of any conflict between the provisions of this Agreement and the Performance-Based RSU Agreement, on the one hand, and those of the Plan, on the other, the provisions of this Agreement and the Performance-Based RSU Agreement shall control.

Section 1.2 – Consideration to Company

In consideration for the grant of the Dividend Equivalents award provided for in this Agreement, the Executive agrees to render services to the Company pursuant to the terms of the Employment Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

MAGUIRE PROPERTIES, INC.,
a Maryland corporation

By:
Name:
Title:

MAGUIRE PROPERTIES, L.P., a Maryland limited partnership

By:	Maguire Properties, Inc., a Maryland corporation
Its:	General Partner

By:
Name:
Title:

EXECUTIVE

Nelson C. Rising

Signature Page to Dividend Equivalent Award for Performance-Based RSU (NCR)